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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
SkyWest, Inc.:

        We consent to the incorporation by reference in Registration Statements (Nos. 33-60173 and 333-70408) on Forms S-8 of our report dated March 27, 2003 with respect to the consolidated balance sheet of SkyWest, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the Annual Report on Form 10-K of SkyWest, Inc. for the year ended December 31, 2003. Our report dated March 27, 2003, refers to a change in accounting for CRJ200 engine overhaul costs from the accrual method to the direct expense method in 2002.

/s/ KPMG LLP

Salt Lake City, Utah
March 9, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT